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                                   EXHIBIT 21


                       VALUE CITY DEPARTMENT STORES, INC.

                              List of Subsidiaries
                              --------------------
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

                                   State of               Percentage                 Doing
Name                               Incorporation           Ownership                 Business As
----                               -------------           ---------                 -----------

GB Retailers, Inc.                Delaware               100% indirect             Value City

J. S. Overland Delivery, Inc.     Delaware               100%                      J.S. Overland
                                                                                   Delivery, Inc.

Penn Management                   Delaware               100% indirect                    N/A

Value City of Michigan, Inc.      Michigan               100%                      Value City

Value City Limited
Partnership                       Ohio*                  100% indirect             Value City

VC Retailers, Inc.                Delaware               100% indirect             Value City

Westerville Road LP               Delaware*              100%                      Value City

Westerville Road GP               Delaware*              100%                      Value City



*This is a limited partnership, not an incorporated entity.

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